UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2024
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Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-36189	20-4327508
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
12400 High Bluff Drive			92130
San Diego	California		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 366-6900
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TNDM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Jean-Claude Kyrillos as Executive Vice President, Chief Operating Officer

On June 19, 2024, the Board of Directors of Tandem Diabetes Care, Inc. (the “Company”) approved the appointment of Jean-Claude Kyrillos as Executive Vice President, Chief Operating Officer effective June 21, 2024. There are no arrangements between Mr. Kyrillos and any other person under which he was selected to become the Chief Operating Officer of the Company. Mr. Kyrillos does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an officer or director of the Company. Neither Mr. Kyrillos nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed before Item 404(a) of Regulation S-K.

Before joining the Company, Mr. Kyrillos served in operating company president roles at Envista Holdings from February 2020 to June 2023, most recently as President of Diagnostics and Digital Solutions. Before that, he was Senior Vice President and General Manager at Qualcomm Life, the healthcare division at Qualcomm, from May 2016 to February 2019. Before his time at Qualcomm, Mr. Kyrillos served as Senior Vice President and General Manager of infusion solutions at Becton Dickinson from August 2011 to May 2016. Before that, Mr. Kyrillos held leadership positions at ResMed Inc. from January 2008 to August 2011, most recently serving as President of ResMed Ventures and Initiatives. Mr. Kyrillos has served as an independent board director of San Diego Blood Bank since January 2016 and as Chair from January 2020 to December 2022. Mr. Kyrillos received a BA with Honors in History from Colgate University and an MBA from Harvard Business School.

In anticipation of Mr. Kyrillos’ appointment as Executive Vice President, Chief Operating Officer, the Company and Mr. Kyrillos entered into an offer letter, dated June 10, 2024, which provides for, among other things: (i) annual base salary of $450,203.73; (ii) target annual bonus under the Cash Bonus Plan of 60% of base salary (earned from 0% to 200% of target); (iii) target long-term incentive award of 400% of base salary in the form of Restricted Stock Units (RSUs) issued under the Company’s 2023 Long-Term Incentive Plan; and (iv) customary employee benefits and fringe benefits on the same basis as other senior executives of the Company.

In addition, under Mr. Kyrillos’ Employment Severance Agreement (the “Employment Severance Agreement”), if, on or within three (3) months before or twelve (12) months after a “change of control”, Mr. Kyrillos’ employment terminates as a result of an “involuntary termination” or a resignation for “good reason” (each as defined in the Employment Severance Agreement), he shall receive the following severance benefits: (i) during the eighteen (18) month period immediately following the date of the involuntary termination or the resignation for good reason, as applicable, a continuation of the monthly portion of his base salary in effect on the date of termination, less applicable withholdings and deductions; and (ii) (a) all of Mr. Kyrillos’ outstanding unvested equity awards shall vest as of the date of such involuntary termination or resignation for good reason (and he shall have the right to exercise all such equity awards), (b) all of the Company’s rights to repurchase vested and unvested equity awards from him shall lapse as to that number of shares with respect to which such repurchase rights have yet to lapse, and (c) any right of the Company to repurchase any equity awards shall terminate, including under any right of first refusal.

The foregoing description reflects the material aspects of Mr. Kyrillos’ compensation. His offer letter and Employment Severance Agreement will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ SHANNON M. HANSEN
Shannon M. Hansen
Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary
Date: June 21, 2024
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